Appendix g(6)

SUPPLEMENT TO CUSTODIAN AGREEMENT
PICTET FUNDS

	July 1, 2000



Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109

Dear Sirs:

	This letter is to confirm that the undersigned, Pictet Funds, a Massachusetts business trust (formerly known as Panorama Trust) (the Trust), and Brown Brothers Harriman & Co., a New York limited partnership (the Custodian), have agreed that the Custodian Agreement between the Trust and the Custodian dated September 15, 1995 (the Agreement), is herewith amended to provide that the Custodian shall also be the Custodian for the Pictet International Equity Fund on the terms and conditions contained in the
 Agreement
and any Amendments to the Agreement. Appendix B to the Agreement is revised in the form attached hereto.

	If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.

						Very truly yours,

						PICTET FUNDS


						By: /s/Jean G. Pilloud
						    Authorized Signature

Accepted:

BROWN BROTHERS HARRIMAN & CO.

By: /s/W. Casey Gildea
    Authorized Signature



 APPENDIX B
(as revised July 1, 2000)

TO

CUSTODIAN AGREEMENT
BETWEEN
PANORAMA TRUST (now known as PICTET FUNDS) and
BROWN BROTHERS HARRIMAN & CO.

The following is the list of Funds for which the Custodian shall serve under the Custodian Agreement dated September 15, 1995:


PICTET EASTERN EUROPEAN FUND
PICTET GLOBAL EMERGING MARKETS FUND
PICTET INTERNATIONAL SMALL COMPANIES FUND
PICTET EUROPEAN EQUITY FUND
PICTET INTERNATIONAL EQUITY FUND


IN WITNESS WHEREOF, each of the parties hereto has caused this appendix to be executed in its name and on behalf of each such Fund.




	PICTET FUNDS:			BROWN BROTHERS HARRIMAN & CO.:


	/s/Jean G. Pilloud					/s/W. Casey Gildea

Name:	Jean G. Pilloud				Name:	W. Casey Gildea

Title:	Chairman and President			Title:	Senior Vice
President